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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of Earliest Event Reported):

                                 April 25, 2002

                                 HYBRIDON, INC.
  (Exact name of Registrant as specified in its certificate of incorporation)


                         Commission File Number 0-27352


          Delaware                                        04-3072298
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification No.)


345 Vassar Street                                           02139
Cambridge, Massachusetts                                  (Zip Code)
(Address of principal executive offices)


                                 (617) 679-5500
              (Registrant's telephone number, including area code)

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Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On April 25, 2002, the Board of Directors of Hybridon, Inc. (the "Company"), upon the recommendation of the Audit Committee of the Board of Directors, dismissed its principal independent public accountants, Arthur Andersen LLP ("Arthur Andersen"), and engaged the services of Ernst & Young LLP ("Ernst & Young") to serve as the Company's new principal independent public accountants for the fiscal year ending December 31, 2002.

     During the Company's two most recently completed fiscal years and the subsequent interim period preceding the dismissal of Arthur Andersen, there were no disagreements (as defined under Item 304(a)(1)(iv) of Regulation S-K) between the Company and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements for such years, except as described below.

     During the fiscal year ended December 31, 2001, the Company and Arthur Andersen had a disagreement with respect to revenue recognition and the application of Staff Accounting Bulletin 101 (SAB 101) to the revenues that the Company received under its licensing agreement with Isis Pharmaceuticals, Inc. ("Isis").

     SAB 101 provides the SEC staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The four criteria to be met before revenue can be recognized include:

  -  persuasive evidence of an arrangement exists;

  - delivery has occurred, services have been rendered and obligations have been satisfied;

  -  the fee is fixed or determinable; and

  -  collectibility is reasonably assured.

     Determination of the last three criteria are based on management's judgments regarding the fixed nature of the fee charged for services rendered or products delivered and the collectibility of these fees. Should changes in conditions cause management to determine these criteria are not met for any future transactions, revenues recognized for any reporting period could be adversely affected. Arthur Andersen concluded that the Company should recognize revenue under the Isis agreement ratably over the 10-year term of the agreement. In Arthur Andersen's opinion, the combination of significant rights retained by the Company and the Company's ongoing obligation to make two representatives available to attend semi-annual telephonic meetings of a collaboration committee warranted deferring recognition of the revenue.

     The Company's position was that all the revenue received under the Isis agreement should be recognized when it is received because the amounts received are not refundable under any circumstances and because the Company does not believe that it will be required to expend any significant future resources to comply with the Isis agreement. The Company does not believe that the ongoing obligation of the Company to make two representatives available to attend semi-annual telephonic meetings of a collaboration committee is material.

     Both the Audit Committee and the Board of Directors discussed the issue with Arthur Andersen, and the Company agreed to recognize revenue under the Isis agreement in accordance with Arthur Andersen's conclusions. The Company has authorized Arthur Andersen to respond fully to any inquiries of Ernst & Young concerning the subject matter of the disagreement.

     Arthur Andersen's reports on the Company's financial statements for each of the two fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     There were no reportable events (as defined under Item 304 (a)(1)(v) of Regulation S-K) during the two most recent fiscal years ended December 31, 2001 and 2000 or during the subsequent interim period preceding the dismissal of Arthur Andersen.

        The Company requested Arthur Andersen to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter dated April 30, 2002 is filed as Exhibit 16.1 to this Form 8-K.

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        The Company engaged Ernst & Young as the Company's new principal independent public accountants as of April 25, 2002. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Ernst & Young, neither the Company nor anyone on its behalf consulted with Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Ernst & Young that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1 Letter from Arthur Andersen LLP, dated April 30, 2002, regarding change in certifying accountant.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   Hybridon, Inc


Date: May 1, 2002                                   By:  /s/ Robert G. Andersen
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                                                         Robert G. Andersen
                                                         Chief Financial Officer
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